Exhibit 10.04


                        HYPERION TELECOMMUNICATIONS, INC.
                               EXTENSION AGREEMENT

         THIS AGREEMENT, made as of this 8th day of January, 1997, between Charles R. Drenning, Paul D. Fajerski and Randolph S. Fowler (each a "Holder" and collectively, the "Holders"), the six Trusts listed on the signature pages to this Agreement (the "Trusts"), Adelphia Communications Corporation ("Adelphia") and Hyperion Telecommunications, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Holders, Adelphia and the Company are parties to a Registration Rights Agreement dated as of October 25, 1996 with respect to the Shares ("Shares") of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") of the Company held by the Holders;

         WHEREAS, an initial public offering of the Class B Common Stock or the Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock" and together with the Class B Common Stock, the "Common Stock") has not yet occurred; and

         WHEREAS, the parties which to clarify certain matters and extend the time periods applicable to other matters agreed to in the Registration Rights Agreement and the other documents referenced below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Registration Rights Agreement.

                  2. "IPO" shall mean an initial public offering, or a spinout, of the Class A Common Stock or the Class B Common Stock that results in such Common Stock being publicly traded and registered under the Securities Exchange Act of 1934.

                  3. The aggregate amount of shares permitted to be gifted by a Holder in Paragraph 3(c) of the Registration Rights Agreement shall be 150,000 shares prior to any stock splits, so long as the transfer of voting rights with respect to such gifted shares is satisfactory to Adelphia and each donee executes a joinder agreement to the Shareholder Agreement. The gifts made by Messrs. Drenning and Fajerski on October 31, 1996, in the respective aggregate amount of 80,000 shares for each such Holder (which gifts shall count towards the 150,000 share maximum discussed above), are hereby ratified and approved, so long as the voting rights with respect to such shares remain vested in the current Trustees for the Trusts to which such shares were gifted, and provided that such donee Trusts each execute joinder agreements to the Shareholder Agreement.

                  4. The agreements contained in Paragraph 3(d) of the Registration Rights Agreement are hereby extended to October 7, 1998, such that if an IPO has been filed and is proceeding on October 7, 1998 or has been consummated prior to October 7, 1998,

                   (a) if, as a result of the IPO, the Term Loans are repaid with the proceeds of margin loans made to each of the Holders at or shortly following the time of the IPO closing in the amount of $1 million or more, then an amount equal to the interest that accrues on each such margin loan for a period of up to 120 days from the date the margin loan was made shall be paid to each of the Holders as a bonus by the Company on the 120th day of such period (or such earlier date on which a margin loan is repaid) and the second paragraph of Paragraph 3(d) regarding Gross-Up Payments shall be applicable to such Bonus Payments;

                   (b) if each of the Holders is permitted to sell Common Stock in the IPO with an aggregate gross sales price of at least $1 million each, then the Term Loans will each be repaid in full at such IPO closing; and

                  (c) if the Holders are not permitted to sell Common Stock in the IPO with an aggregate gross sales price of at least $1 million, then each Term Loan will be repaid in full upon the earlier to occur of (x) one month after the date on which the sum of (i) the amount of shares such Holder is then permitted to sell under Rule 144 multiplied by the higher of the closing sales or ask price on such date plus (ii) all gross proceeds from sales of Common Stock by such Holder through and including such date equals at least $1 million,
(y) one day after such Holder on an aggregate basis has sold Common Stock and received gross proceeds therefor of at least $1 million, or (z) one day after such Holder is initially permitted to sell Common Stock pursuant to an effective registration statement under the Registration Rights Agreement.

                  5. The provisions of Paragraphs 3(a) and 3(b) of the Registration Rights Agreement shall remain in full force and effect with respect to any IPO that has been filed and is proceeding on October 7, 1998 or has been consummated prior to October 7, 1998. Further, the Holders' opportunity to each sell up to $1 million worth of Common Stock in such an IPO, in the open market following such an IPO, or in a combination of both, shall satisfy the piggyback registration requirements of Section 9(i) of the Letter Agreement and Section 20(ii) of the Shareholder Agreement and shall thereby operate to terminate the Shareholder Agreement effective as of the time of the first closing of such IPO (without reference to any closing of any over-allotment option in an initial public offering).


                  6. In the event that an IPO has been filed and is proceeding on October 7, 1998,


                  (a) the Term Loans shall not be payable on October 8, 1998 but
(i) shall be payable as stated above or (ii) in the event such IPO is terminated after October 7, 1998 without being consummated, shall be payable upon the earlier of (x) the closing of any put exercised under Section 13 of the Shareholder Agreement (and in such case the Term Loans will be paid from the put closing proceeds to the extent possible) or (y) sixty (60) days following the termination of such IPO;


                  (b) the Shareholder Agreement shall be automatically amended such that all references to "October 7, 1998" therein shall be replaced with the date that such IPO is ultimately consummated or terminated without being consummated; and


                  (c) the Employment Agreements shall be automatically amended such that term thereof shall be extended to terminate on the later of October 20, 1998 or the date the IPO is ultimately consummated or terminated without being consummated.


                  7. The last sentence of Section 13(a) of the Shareholder Agreement is amended to read in its entirety as follows: "An Individual Shareholder shall have the right to exercise the above described put on a one-time basis after October 7, 1998 for up to 25% of the shares owned by such Individual Shareholder."


                  8. Except as set forth above, the Registration Rights Agreement, the Employment Agreements, the Term Loans and the Shareholder Agreement have not been modified and remain in full force and effect.


                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized representative as of the day first above written.

HOLDERS:

/s/ Paul D. Fajerski
PAUL D. FAJERSKI

/s/ Charles R. Drenning
CHARLES R. DRENNING

/s/ Randolph S. Fowler
RANDOLPH S. FOWLER


ADELPHIA:

ADELPHIA COMMUNICATIONS CORPORATION

By: /s/ James P. Rigas

Name: JAMES P. RIGAS

Title: Executive Vice President

COMPANY:

HYPERION TELECOMMUNICATIONS, INC.

By: /s/ Daniel R. Milliard

Name: DANIEL R. MILLIARD

Title: President

TRUSTS:

Mellon Bank, N.A., Co-Trustee with Donna Drenning under Deed of Trust of Charles Drenning dated October 31, 1996 for Ross
Adams Drenning

By: /s/ Donna Drenning
Donna Drenning, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President


Mellon Bank, N.A., Co-Trustee with Donna Drenning under Deed of Trust of Charles Drenning dated October 31, 1996 for
Andrea Lee Drenning

By: /s/ Donna Drenning
Donna Drenning, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President

Mellon Bank, N.A., Co-Trustee with Michele Fajerski under
Deed of Trust of Paul Fajerski dated October 31, 1996 for
Jason F. Fajerski

By: /s/ Michele Fajerski
Michele Fajerski, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President


Mellon Bank, N.A., Co-Trustee with Michele Fajerski under
Deed of Trust of Paul Fajerski dated October 31, 1996 for
Michael P. Fajerski

By: /s/ Michele Fajerski
Michele Fajerski, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President


Mellon Bank, N.A., Co-Trustee with Michele Fajerski under
Deed of Trust of Paul Fajerski dated October 31, 1996 for
Jarred A. Fajerski

By: /s/ Michele Fajerski
Michele Fajerski, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President

Mellon Bank, N.A., Co-Trustee with Michele Fajerski under
Deed of Trust of Paul Fajerski dated October 31, 1996 for
Lauren E. Fajerski

By: /s/ Michele Fajerski
Michele Fajerski, Co-Trustee

By: Mellon Bank, N.A., Co-Trustee

By: /s/ John C. Holden

Name: JOHN C. HOLDEN

Title: Vice President